         NEWS RELEASE

         CONTACT:

         Norris Battin
         The Cooper Companies, Inc.
         ir@coopercompanies.com


         FOR IMMEDIATE RELEASE

             THE COOPER COMPANIES REPORTS FIRST QUARTER 2001 RESULTS

                   Revenue Ahead 21 Percent; EPS up 26 Percent

                    U.S. Contact Lens Market Showing Strength

         Acquisitions Drive Women's Healthcare Revenue Ahead 57 Percent

LAKE FOREST, Calif., February 28, 2001-- The Cooper Companies, Inc. (NYSE: COO) today reported results for its fiscal first quarter ended January 31, 2001.

    Revenue $48.9 million, 21 percent above the first quarter of 2000.

    EPS from continuing operations 43 cents versus 34 cents up 26 percent; trailing twelve months $2.12.

    Cash flow (pretax income from continuing operations plus depreciation and amortization) per share 81 cents, up from 65 cents in the first quarter of 2000; trailing twelve months $3.67.

Commenting on these results, A. Thomas Bender, chief executive officer said, "At CooperVision (CVI), our contact lens business, first quarter worldwide revenue grew 11 percent--15 percent in constant currency. CVI's worldwide core contact lens business--all revenue except our lower margin OEM sales to other contact lens manufacturers--grew 15 percent--19 percent in constant currency--in a worldwide contact lens market that we estimate is growing 5 to 7 percent per year. International core business was particularly strong, growing 28 percent in constant currency this quarter. Gross margin was 71 percent of revenue due to favorable product mix, continuing manufacturing efficiencies and a favorable exchange rate."

In the U.S., which accounts for about 50 percent of the world contact lens market and nearly two-thirds of CVI's sales, contact lens revenue grew 14 percent with disposable planned replacement toric lenses leading the way, up 18 percent.

"We believe," said Bender, "that the U.S. contact lens market is showing excellent growth." Industry data for calendar 2000 show that total office visits by contact lens patients increased more than 8 percent. More importantly, new and refit patients visits grew more than 10 percent with each quarter this year growing over last year. These trends indicate improved demographics in the contact lens market, which we believe will continue throughout the decade."

CVI continues to gain significant market share outside of the U.S. International core revenue in the first quarter grew 17 percent--28 percent in constant currency--more than three times the estimated market growth. European revenue was particularly strong.

Bender added, "At CooperSurgical (CSI), our women's healthcare medical device business, revenue exceeded our expectations, up 57 percent to $13.3 million in the quarter, due primarily to recent acquisitions. CSI's operating margin was held to 14 percent reflecting approximately $700 thousand of one-time costs associated with the integration of the Leisegang and MedaSonics acquisitions. With those integrations now behind us, we expect to approach a 20 percent operating margin by year end, before including the effects of additional acquisitions."


Business Unit P&L Highlights ($'s millions)

==============================================================================================================-
                                            Three Months Ended January 31,
---------------------------------------------------------------------------------------------------------------
                   Revenue                                              Operating Income
---------------------------------------------------------------------------------------------------------------
                                        %                             %        % Revenue        % Revenue
                     2001     2000      Inc.       2001      2000     Inc.          2001             2000
---------------------------------------------------------------------------------------------------------------
CVI                   $35.6     $32.0   11%          $9.4     $8.3    13%            26%              26%
CSI                    13.3       8.4   57%           1.9      1.4    30%            14%              17%
                     ------    ------               -----    -----
Subtotal               48.9      40.4   21%          11.3      9.7    16%            23%              24%
HQ Expense              -         -       -          (1.6)    (1.5)      -            -                -
                                                     -----    -----
-------------------- -------- --------- ------- -- --------- -------- -------- ---------------- ---------------
TOTAL                 $48.9     $40.4   21%          $9.7     $8.2    17%            20%              20%
                      =====     =====                ====     ====
================================================================================================================

CooperVision (CVI) First Quarter 2001 Performance Highlights


                         Revenue Analysis ($'s millions)

--------------------------------------------------------------------------------------------------
                                                                   Versus Q1 2000
      Segment             Q1 2001       % Total         ------------------------------------------
                                                        As Reported       Constant Currency
--------------------------------------------------------------------------------------------------
U.S.                        $23.0           64%              14%                   14%
International                12.2           35%              17%                   28%
Core Business                35.2           99%              15%                   19%
OEM                            .4            1%             (71%)                    nm


--------------------- ----------------- ----------- --------------------- ------------------------
Total                       $35.6          100%              11%                   15%
                            =====
--------------------- ----------------- ----------- --------------------- ------------------------

CVI's worldwide core contact lens business grew 15 percent in the first quarter--19 percent in constant currency. Core revenue in the U.S., 64 percent of CVI's worldwide contact lens business, grew 14 percent.

International core revenue--sales in countries outside the United States--grew 17 percent during the first quarter--28 percent in constant currency. European revenue was strong, particularly cosmetic colored lenses and toric products.

Sales to other contact lens manufacturers declined as expected, off 71 percent from last year's first quarter.

CVI's disposable planned replacement (DPR) torics grew 18 percent in the U.S. during the first fiscal quarter. Spherical DPR products in the U.S., including Frequency Aspheric, continued to perform well, up 46 percent. Together, DPR spheres and torics grew 27 percent and now account for 77 percent of CVI's U.S. business.

In Japan, CVI's partner, Rohto Pharmaceuticals, Inc., continued the rollout of CVI's conventional spherical and toric lenses under the Rohto i.Q trade name. Also, Rohto has submitted a material for lenses replaced quarterly to Japanese regulatory authorities and expects to introduce this product later in the year. Clinical trials continue in Japan on CVI's two-week material. Rohto expects to launch spheres, torics and aspheric lenses made from this material during 2002.

Commenting on CVI's outlook for fiscal 2001 Bender said, " We expect that our core revenue will grow 15 to 18 percent in 2001, driven by the introduction of Frequency Colors, our cosmetic lenses, in the U.S. and Latin America, Rohto's launch of our quarterly planned replacement products in Japan, continued momentum in Europe and expansion of our disposable planned replacement sphere and toric revenue in the U.S."


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


CooperVision's Performance in the U.S. Soft Contact Lens Market in Calendar 2000

----------------------------------------------------------------------------------------------------------
                           The U.S. Soft Contact Lens Market and CooperVision
                      Revenue Growth and Market Share Estimates by Market Segment
                                         Calendar Year 2000(1)
---------------------------------------------------------------------------------------------------------
                     (Dollars in millions, percentage changes 2000 versus 1999)
---------------------------------------------------------------------------------------------------------
                                  Market      Value   CVI Revenue     CVI Market    CVI Market Share
Market Segment                     Value     Growth       Growth          Share         Point Change
---------------------------------------------------------------------------------------------------------
DPR Spheres                          $754        2%        36%              3.5%              +1
---------------------------------------------------------------------------------------------------------
DPR Torics                           $144       26%        25%               34%             N/C
---------------------------------------------------------------------------------------------------------
Total Torics                         $208        8%        14%               30%              +2
---------------------------------------------------------------------------------------------------------
Total U.S. Contact Lenses          $1,179        3%        16%                8%              +1
---------------------------------------------------------------------------------------------------------

(1)Source: independent market research data and CooperVision revenue for calendar 2000.

Independent market research data for calendar 2000 indicate that the total U.S. soft contact lens market grew 3 percent, generating approximately $30 million of incremental revenue. CooperVision captured 44 percent of this growth, about $13.2 million. CVI gained about 1 share point over 1999 to about 8 percent.

The U.S. market for toric lenses, CVI's major U.S. product line, grew 8 percent. CVI holds 30 percent of the total toric lens market in the U.S., gaining almost 2 share points during 2000. The DPR toric lens segment grew 26 percent during calendar 2000 and now accounts for about 70 percent of the toric market. The $30 million of incremental DPR Toric revenue accounted for most of the contact lens market's growth. CVI revenue in this segment grew 25 percent in the calendar year, holding share at 34 percent in the face of new competition. Even though the conventional toric lens segment continues to decline, CVI is growing its share of the custom toric segment, conventional toric lenses for patients with complicated prescriptions.

Total U.S. spherical lens revenue was flat for calendar 2000. DPR spherical lenses grew 2 percent. CVI's revenue in this category grew 36 percent, to about
3.5 share points, due primarily to sales of Frequency Aspheric. Sales of all DPR lenses--torics and spheres together--represent about 80 percent of all contact lens revenue in the U.S. as the conventional lens segment continues to decline rapidly. Sales of CVI's DPR lenses now account for 77 percent of its core revenue in the U.S. and 84 percent worldwide.

CooperSurgical (CSI)
Revenue at CSI, Cooper's women's healthcare medical device business, grew 57 percent over last year's first quarter to $13.3 million, due primarily to recent acquisitions. Sales of colposcopy products were particularly strong, reaching $2.4 million during the quarter, reflecting the addition of the Leisegang product line. Sales of products for reproductive medicine grew 23 percent and LEEP products were 12 percent ahead of last year's first quarter. CSI's internal ("organic") growth was 5 percent. Operating margin was held to 14 percent as CSI incurred approximately $700 thousand of costs to complete the integration of Leisegang and MedaSonics, two recently acquired businesses.

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

CSI continues to execute its market consolidation strategy and hopes to close at least two acquisitions in the next nine months. For fiscal 2001, excluding the impact of acquisitions, CSI expects to reach $50 million in revenue with operating margins approaching 20 percent. It is targeting $100 million in revenue by 2003.

Impact of the Acquisition of Litmus Concepts, Inc. by Quidel Corporation
During Cooper's first fiscal quarter, Quidel Corporation (NASDAQ: QDEL) acquired Litmus Concepts, Inc. Cooper held a preferred equity position in Litmus, which equated to approximately a 10 percent ownership. As a result of this transaction, Cooper recorded a gain below the operating income line of approximately $700 thousand, as the market value of the Quidel shares received exceeded the carrying value of its Litmus investment.

Earnings Per Share
All per share amounts mentioned in this report refer to diluted per share amounts from continuing operations.

Estimated Results Going Forward
The Company estimates that earnings per share from continuing operations for its second fiscal quarter ending April 30, 2001 will range from 56 cents to 58 cents and that revenue will increase between 12 and 15 percent over the second quarter of 2000. For fiscal 2001, the Company estimates that earnings per share from continuing operations will range between $2.36 and $2.42 with revenue increasing between 15 and 20 percent over the previous year.

Conference Call
The Cooper Companies will hold a conference call to discuss its first quarter results today at 1:30 p.m. Pacific Standard Time. To access the live call, dial 1-800-406-5345. A replay will be available at 1-888-203-1112 approximately one hour after the call ends and remain available for five days. The access code for both calls is 554196. This call will also be broadcast live on The Cooper Companies' Web site, www.coopercos.com and at www.bestcalls.com and www.streetevents.com.

Forward-Looking Statements
Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in forward-looking statements include major changes in business conditions,

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

major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this news release. We disclaim any intent to update these forward-looking statements.

Internet Addresses
The Internet addresses in this release are for informational purposes only and not intended for use as hyperlinks. Nothing in any of these addresses is a part of this news release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com.

Frequency'r' is a registered trademark of The Cooper Companies, Inc. its affiliates and subsidiaries or both.


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


                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                   (In thousands, except earnings per amounts)
                                   (Unaudited)


                                                                        Three Months Ended
                                                                           January 31,
                                                                        -------------------
                                                                          2001      2000
                                                                        -------   ---------
Net sales                                                              $ 48,899   $ 40,404
Cost of sales                                                            16,790     13,772
                                                                       --------   --------
Gross profit                                                             32,109     26,632
Selling, general and administrative expense                              20,338     16,764
Research and development expense                                            884        648
Amortization of intangibles                                               1,222        980
                                                                       --------   --------
Operating income                                                          9,665      8,240
                                                                       --------   --------
Interest expense                                                            999      1,381
Other income, net                                                           826        400
                                                                       --------   --------
Income before income taxes and cumulative effect of change
   in accounting principle                                                9,492      7,259
Provision for income taxes                                                3,183      2,432
                                                                       --------   --------
Income before cumulative effect of change in accounting principle         6,309      4,827
Cumulative effect of change in accounting principle                        --         (432)
                                                                       --------   --------
Net income                                                             $  6,309   $  4,395
                                                                       ========   ========

Diluted earnings per share:
   Income before cumulative effect of change in accounting principle   $   0.43   $   0.34
   Cumulative effect of change in accounting principle                     --        (0.03)
                                                                       --------   --------
   Earnings per share                                                  $   0.43   $   0.31
                                                                       ========   ========

Number of shares used to compute diluted earnings per share              14,818     14,359
                                                                       ========   ========

Memo:
  Cash flow (pretax income from continuing operations plus
    depreciation and amortization) per diluted share                   $   0.81   $   0.65
                                                                       ========   ========

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)


                                                           January 31,           October 31,
                                                              2001                  2000
                                                           -----------          -----------
                                     ASSETS

Current assets:
   Cash and cash equivalents                                 $ 11,980              $ 14,608
   Trade receivables, net                                      33,735                33,058
   Marketable securities                                        5,978                  --
   Inventories                                                 41,197                38,219
   Deferred tax asset                                          17,404                17,800
   Other current assets                                         9,753                 9,000
                                                             --------              --------
       Total current assets                                   120,047               112,685
                                                             --------              --------
Property, plant and equipment, net                             49,979                47,933
Intangibles, net                                              109,070               110,854
Deferred tax asset                                             40,099                42,979
Other assets                                                    2,295                 8,114
                                                             --------              --------
                                                             $321,490              $322,565
                                                             ========              ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                              $ 20,376              $  8,094
Other current liabilities                                      42,745                57,181
                                                             --------              --------
       Total current liabilities                               63,121                65,275
                                                             --------              --------
Long-term debt                                                 40,621                40,257
Other liabilities                                              11,929                18,595
                                                             --------              --------
       Total liabilities                                      115,671               124,127
                                                             --------              --------
Stockholders' equity                                          205,819               198,438
                                                             --------              --------
                                                             $321,490              $322,565
                                                             ========              ========



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